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                                                                  EXHIBIT 10.23





                             MCM CAPITAL GROUP, INC.
                         1999 EQUITY PARTICIPATION PLAN


1.       PURPOSE

         The purpose of the 1999 Equity Participation Plan (the "Plan") of MCM Capital Group, Inc. (the "Company") is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in owning stock of the Company by selected officers, directors, and employees of, and key consultants to, the Company and its subsidiaries and affiliates, as defined in Section 4 ("Eligible Participants"), and who are important to the success and growth of the business of the Company and its subsidiaries, and (ii) assisting the Company to secure and retain the services of such persons. The Plan provides for granting such persons options ("Options") for the purchase of shares of the Company's common stock, par value $0.01 per share (the "Shares").

2.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company ("Board") or a committee or subcommittee of the Board as may be designated by the Board, upon the affirmative vote of at least two-thirds of the directors then in office, to administer the Plan (the "Committee"). If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("1934 Act"), and (ii) an "outside director" under Code Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") and the regulations issued thereunder to the extent Rule 16b-3 and Code Section 162(m apply to the Company and the Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award that is otherwise validly made under the Plan. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.

         The members of the Committee may be changed at any time and from time to time in the discretion of the Board. Subject to the limitations and conditions hereinafter set forth, the Committee shall have authority to grant Options hereunder, to determine the number of Shares for which each Option shall be granted and the Option price or prices and to determine any conditions pertaining to the exercise or to the vesting of each Option. The Committee shall have full power to construe and interpret the Plan and any Plan agreement executed pursuant to the Plan to establish and amend rules for its administration, and to establish in its discretion terms and conditions applicable to the exercise of Options. The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.
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3.       SHARES SUBJECT TO THE PLAN

         The Shares to be transferred or sold pursuant to the exercise of Options granted under the plan shall be authorized Shares, and may be issued Shares reacquired by the Company and held in its treasury or may be authorized but unissued Shares. Subject to the provisions of Section 11 hereof (relating to adjustments in the number and classes or series of Shares to be delivered pursuant to the Plan), the maximum aggregate number of Shares to be delivered on the exercise of Options shall be 250,000. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 11, the maximum number of Shares with respect to one or more Options that may be granted to any employee under the Plan during any fiscal year of the Company is 125,000.

         If an Option expires or terminates for any reason during the term of the Plan and prior to the exercise in full of such Option, the number of Shares previously subject to but not delivered under such Option shall be available for the grant of Options thereafter.

4.       ELIGIBILITY

         Options may be granted from time to time to selected Eligible Participants of the Company or any subsidiary or affiliate, as defined in this
Section 4. From time to time, the Committee shall designate those Eligible Participants who will be granted Options and in connection therewith, the number of Shares to be covered by each grant of Options. Persons granted Options are referred to hereinafter as "optionees." Nothing in the Plan or in any grant of Options pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries or affiliates, nor in any way interfere with the right of the Company or any of its subsidiaries or affiliates to terminate the person's employment at any time.

         The term "subsidiary" shall mean, at the time of reference, any corporation organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "affiliate" shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                         PROVISIONS RELATING TO OPTIONS

5.       CHARACTER OF OPTIONS

         Options granted hereunder shall not be incentive stock Options as such term is defined in Section 422 of the Code. Options granted hereunder shall be "non-qualified" stock options subject to the provisions of Section 83 of the Code.

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         If an Option granted under the Plan is exercised by an optionee, then, at the discretion of the Committee, the optionee may receive a replacement or reload Option hereunder to purchase a number of Shares equal to the number of Shares utilized to pay the exercise price and/or withholding taxes in the Option exercise, with an exercise price equal to the "fair market value" (as defined in Section 7 of the Plan) of a Share on the date such replacement or reload Option is granted, and, unless the Committee determines otherwise, with all other terms and conditions (including the date or dates of which the Option shall become exercisable and the term of the Option) identical to the terms and conditions of the Option with respect to which the reload Option is granted.

6.       STOCK OPTION AGREEMENT

         Each Option granted under the Plan shall be evidenced by a written stock option agreement, which shall be executed by the Company and by the person whom the Option is granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

7.       OPTION EXERCISE PRICE

         The price per Share to be paid by the optionee on the date an Option is exercised as determined by the Committee shall not be less than 50 percent of the fair market value of one Share on the date the Option is granted.

         For purposes of this Plan, the "fair market value" as of any date in respect of any Shares shall mean the closing price per Share on such date. The closing price for such day shall be (a) as reported on the composite transactions tape for the principal exchange on which the Shares are listed or admitted to trading (the "Composite Tape"), or if the Shares are not reported on the Composite Tape or if the Composite Tape is not in use, the last reported sales price regular way on the principal national securities exchange on which such Shares shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such Shares have been traded during the 30 consecutive trading days commencing 45 trading days before such date), or, in either case, if there is no transaction on any such day, the average of the bid and asked prices regular way of such day, or (b) if such Shares are not listed on any national securities exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If on any such date the Shares are not quoted by any such exchange or NASDAQ, the fair market value of the Shares on such date shall be determined by the Committee based upon the advice of the Company's independent auditors or other independent/disinterested third party appraiser selected by the Committee in its sole discretion, which determination by the Committee shall be binding and conclusive. In no event shall the fair market value of any share be less than its par value.

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8.       OPTION TERM

         The period after which Options granted under the Plan may not be exercised shall be determined by the Committee with respect to each Option granted, but may not exceed ten years from the date on which the Option is granted, subject to the third paragraph of Section 9 hereof.

9.       EXERCISE OF OPTIONS

         The time or times at which or during which Options granted under the Plan may be exercised, and any conditions pertaining to such exercise or to the vesting in the optionee of the right to exercise Options, shall be determined by the Committee in its sole discretion. Subsequent to the grant of an Option which is not immediately exercisable in full, the Committee, at any time before complete termination of such Option, may accelerate or extend the time or times at which such Option may be exercised in whole or in part.

         Except as otherwise provided in this paragraph, no Option granted under the Plan shall be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution and an Option shall be exercisable during the optionee's lifetime only by the optionee. The Committee may in the applicable Option agreement or at any time thereafter in an amendment to an Option agreement provide that Options granted hereunder may be transferred with or without consideration by the optionee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, (i) pursuant to a domestic relations order, or (ii) to one or more of:

                  (x) the optionee's spouse, children, or grandchildren (including adopted children, stepchildren, and grandchildren) (collectively, the "Immediate Family");

                  (y) a trust solely for the benefit of the optionee and/or his or her Immediate Family;

                  (z) a partnership or limited liability company, the partners or members of which are limited to the optionee and his or her Immediate Family, or

                  (zz) any other person or entity authorized by the Committee.

         (each transferee is hereafter referred to as a "Permitted Transferee"); provided, however, that the optionee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the optionee in writing that such a transfer would comply with the requirements of the Plan, any applicable Option agreement and any amendments thereto.

The terms and conditions of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an

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Option agreement or any amendment thereto an optionee or grantee shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the optionee under the Plan or otherwise; and (d) the events of termination of employment by, or services to, the Company under clause (b) of the third paragraph of Section 9 hereof shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in Section 9.

         Except as otherwise determined by the Committee at the time of grant or thereafter, the unexercised portion of any Option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (a) the expiration of the period of time determined by the Committee upon the grant of such Option; provided that in no event shall such period exceed ten years from the date on which such Option was granted;

                  (b) the termination of the Optionee's employment by, or services to, the Company and its subsidiaries if such termination constitutes or is attributable to a breach by the optionee of an employment or consulting agreement with the Company or any of its subsidiaries, or if the optionee is discharged or if his or her services are terminated for cause; or

                  (c) the expiration of such period of time or the occurrence of such event or events as the Committee in its discretion may provide upon the granting thereof.

         The Committee shall have the right to determine what constitutes cause for discharge or termination of services, whether the optionee has been discharged or his or her services terminated for cause and the date of such discharge or termination of services, and such determination of the Committee shall be final and conclusive.

         Except as otherwise provided by the Committee at the time of grant or thereafter, in the event of the death of an optionee, Options exercisable by the optionee at the time of his or her death may be exercised within one year thereafter by the person or persons to whom the optionee's rights under the Options shall pass by will or by the applicable law of descent and distribution. However, in no event may any Option be exercised by anyone after the earlier of
(a) the final date upon which the optionee could have exercised it had the optionee continued in the employment of the Company or its subsidiaries to such date, or (b) one year after the optionee's death.

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         An Option may be exercised only by a notice in writing complying in all respects with the applicable stock option agreement. Such notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer approved by the Company (an "approved broker") in lieu of delivery to the optionee. Such instructions shall designate the account into which the Shares are to be deposited. The optionee may tender such notice, properly executed by the optionee, together with the aforementioned delivery instructions, to an approved broker. The purchase price of the Shares as to which an Option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be made by surrender of unrestricted Shares that have been held by the Optionee for at least six months (at their fair market value on the date of exercise), or by a combination of cash, check and unrestricted Shares.

         Payment in accordance with this Section 9 may be deemed to be satisfied, if and to the extent provided in the applicable option agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Shares acquired upon exercise to pay for all of the Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the optionee's direction at the time of exercise, provided that the Committee may require the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the 1934 Act, and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

         Wherever in this Plan or any option agreement an optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the optionee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option (or if the Option is paid in cash, cash in an amount equal to the fair market value of such shares on the date of exercise).

         The obligation of the Company to deliver Shares upon such exercise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of Options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

                               GENERAL PROVISIONS

10.      STOCKHOLDER RIGHTS

         No optionee shall have any of the rights of a stockholder with respect to any Shares

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unless and until he or she has exercised his or her Option with respect to such
Shares and has paid the full purchase price therefor.

11.      CHANGES IN SHARES

         In the event of (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of Shares which may be delivered pursuant to the Plan ("Plan Shares"), (ii) any dividend or distribution on Plan Shares payable in Shares, or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust (a) the maximum number of Shares and the classes of series of such Shares which may be delivered pursuant to the Plan, (b) the number of Shares and the classes or series of Shares subject to outstanding Options, (c) the Option price per Share subject to outstanding Options, and (d) any other provisions of the Plan, provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Option as nearly as practicable, equivalent to such Option immediately prior to such change and (ii) no such adjustment shall give any optionee additional benefits under any outstanding Option.

12.      REORGANIZATION

         In the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions: (i) by written notice to each optionee, provide that his or her Options will be terminated unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Options); and (ii) advance the date or dates upon which any or all outstanding Options shall be exercisable.

         Whenever deemed appropriate by the Committee, any action referred to in subparagraph (i) above may be made conditional upon the consummation of the applicable Reorganization Event. The provisions of this Section 12 shall apply notwithstanding any other provision of the Plan.

13.      WITHHOLDING TAXES

         Whenever Shares are to be delivered under the Plan pursuant to an award, the Committee may require as a condition of delivery that the optionee or grantee remit an amount sufficient to satisfy all federal, state and other governmental holding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment,

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deduct therefrom, or from any salary or other payments due to the optionee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any Shares under the Plan. Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to
Section 9 of the Plan, the optionee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

         Without limiting the generality of the foregoing, (i) the Committee may permit an optionee to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted Shares owned by the optionee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the optionee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee incurring any liability under Section 16(b) of the 1934 Act; and (ii) the Committee may permit any such delivery to be made by withholding Shares from the Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised); provided that such withholding shall be based on the minimum statutory withholding rates for federal and state purposes, including payroll taxes, that are applicable to such supplemental taxable income.

14.      AMENDMENT AND DISCONTINUANCE

         The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation, or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any optionee or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected optionee, holder, or beneficiary.

15.      APPLICABLE LAWS

         The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of Options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

16.      GOVERNING LAWS

         The Plan shall be applied and construed in accordance with and governed by the law of

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the State of Delaware, to the extent such law is not superseded by or inconsistent with Federal law.


17.      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan has been approved by the stockholders of the Company as of June 21, 1999, and shall become effective upon the closing (the "Closing") of the initial public offering of the Company's Shares pursuant to Registration Statement No. 333-77483 filed with the Securities and Exchange Commission. The term during which Options may be granted under the Plan shall expire on the tenth anniversary of the Closing.


18.      AMENDMENTS TO AGREEMENTS

         Notwithstanding any other provision of the Plan, the Committee may amend the terms of any agreement entered into in connection with any award granted pursuant to the Plan, provided that the terms of such amendment are not inconsistent with the terms of the Plan.


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